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                                                                      Exhibit 21

                       SUBSIDIARIES OF VALMONT INDUSTRIES, INC.

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
                                                        State or Country
        Name of Subsidiary                              of Incorporation
        ------------------                              ----------------
   Best-All Electric, Inc.                                  Nebraska
   Cascade Earth Sciences, Ltd.                             Oregon
   Cleanwater International, Inc.                           Oregon
   Gate City Steel Corporation                              Delaware
   George Industries, Inc.                                  California
   Golden State Irrigation, Inc.                            California
   Lampadaires Feralux, Inc.                                Canada
   Masstock Ltd.                                            Zambia
   NeuValco S.A.                                            France
   NeuValco GmbH                                            Germany
   Oregon Pacific Group, LLC                                Oregon
   PH, Inc.                                                 Indiana
   PiRod, Inc.                                              Indiana
   Sermeto S.A.                                             France
   Sermeto Iberica S.A.                                     Spain
   Shanghai Valmont Special Steel Tube Co., Ltd.            China
   Societe Morocaine des Pivots O'irrigation Valmont        Morocco
   Teeter Irrigation, Inc.                                  Kansas
   TelecCentre, S.A.                                        France
   Tubalco S.A.                                             France
   Valley Irrigation South Africa, PTY.                     South Africa
   Valmont California Irrigation, Inc.                      California
   Valmont Coatings, Inc.                                   Delaware
   Valmont Composites, LLC                                  Utah
   Valmont de Mexico, S.R.L. de C.V.                        Mexico
   Valmont Formet de S.R.L. de C.V.                         Mexico
   Valmont Mastbau, KG                                      Germany
   Valmont S.A.                                             Spain
   Valmont Industria e Comercio, Ltda.                      Brazil
   Valmont Industries de Argentina S.A.                     Argentina
   Valmont Industries Holland B.V.                          The Netherlands
   Valmont International, L.L.C.                            Delaware
   Valmont International Corp.                              Texas
   Valmont International Inc.                               U. S. Virgin Islands
   Valmont Investimentos Ltda.                              Brazil
   Valmont Middle East FZE                                  United Arab Emirates
   Valmont Nederlands B.V.                                  The Netherlands
   Valmont Northwest, Inc.                                  Nebraska
   Valmont Polska Sp. sp.zoo                                Poland
   Valmont Sarl                                             Morocco
   Valmont Service Centers, Inc.                            Nebraska
   Valmont (UK) Limited                                     United Kingdom
   Xinjiang Valley Suntime Irrigation, Ltd.                 China
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